UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2022

PRO FARM GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7780-420 Briar Creek Parkway, Raleigh, NC 27617

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

MARRONE BIO INNOVATIONS, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 12, 2022, Bioceres Crop Solutions, Corp., a Cayman Islands exempted company (“Parent”), completed its previously announced merger with Pro Farm Group, Inc. (formerly known as, Marrone Bio Innovations, Inc.), a Delaware corporation (the “Company”), pursuant to an Agreement and Plan of Merger dated March 16, 2022 (the “Merger Agreement”) by and among Parent, the Company and BCS Merger Sub, Inc. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.00001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares of Company Common Stock owned by Parent, the Company or any direct or indirect wholly owned subsidiary of Parent or the Company, in each case immediately prior to the Effective Time, were cancelled and extinguished and automatically converted into the right to receive 0.088 (the “Exchange Ratio”) validly issued, fully paid and nonassesable ordinary shares, par value $0.0001 per share, of Parent and, if applicable, cash in lieu of fractional Parent ordinary shares (the “Merger Consideration”). The Effective Time was 4:30 pm ET on July 12, 2022.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2022 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the Nasdaq Capital Market (“Nasdaq”) that each outstanding share of Company Common Stock was converted into the right to receive the Merger Consideration and requested that Nasdaq withdraw the listing of the Company Common Stock. Upon the Company’s request, Nasdaq filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Company Common Stock. The Company Common Stock will cease being traded prior to the opening of the market on July 13, 2022, and will no longer be listed on Nasdaq. In addition, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each share of Company Common Stock outstanding immediately prior to the Effective Time, other than shares of Company Common Stock owned by Parent, the Company or any direct or indirect wholly owned subsidiary of Parent or the Company, were cancelled and extinguished and automatically converted into the right to receive the Merger Consideration.

Also at the Effective Time:

(i) each outstanding restricted stock unit award relating to shares of Company Common Stock (a “Company RSU”) (that is not a Company RSU that provides for settlement and issuance of shares of Company Common Stock in connection with a change in control of the Company (a “Change in Control Settled RSU”)) that was unvested immediately prior to the Effective Time and did not vest as a result of the consummation of the transactions contemplated by the Merger Agreement was assumed by Parent (each, an “Assumed RSU”), with each such Assumed RSU being subject to substantially the same terms and conditions, except that the number of Parent ordinary shares subject to each Assumed RSU Award is equal to the product of (x) the number of shares of Company Common Stock underlying such unvested Company RSU as of immediately prior to the Effective Time (with any performance milestones deemed achieved based on maximum level of performance) multiplied by (y) the Exchange Ratio;

(ii) each outstanding Company RSU that was vested immediately prior to the Effective Time (taking into account any acceleration of vesting as a result of the consummation of the transactions contemplated by the Merger Agreement), each Change in Control Settled RSU (whether or not vested) and each unvested Company RSU held by a non-employee and non-consultant director of the Company was settled immediately before the Effective Time by way of the issuance of one share of Company Common Stock for each such Company RSU and such shares of Company Common Stock was converted into the right to receive the Merger Consideration;

(iii) each outstanding option to purchase Company Common Stock (a “Company Option”) that was unvested as of immediately prior to the Effective Time (and did not vest as a result of the consummation of the transactions contemplated by the Merger Agreement) and each Company Option that was outstanding and vested as of immediately prior to the Effective Time (or that vested as a result of the consummation of the transactions contemplated by the Merger Agreement) for which the exercise price per share is equal to or greater than the Cash Equivalent Consideration (as defined in the Merger Agreement) (a “Rolled Vested Option”), was assumed by Parent (each, an “Assumed Option), with each such Assumed Option being subject to substantially the same terms and conditions, except that (A) the number of Parent ordinary shares subject to each Assumed Option is equal to the product of (x) the number of shares of Company Common Stock underlying such Company Option as of immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, and (B) the per share exercise price of each Assumed Option is equal to the quotient determined by dividing (x) the exercise price per share at which such Company Option was exercisable immediately prior to the Effective Time by (y) the Exchange Ratio;

(iv) each Company Option, other than a Rolled Vested Option, that was outstanding and vested as of immediately prior to the Effective Time (or vested as a result of the consummation of the transactions contemplated by the Merger Agreement) was cancelled and converted into the right to receive the Merger Consideration in respect of each “net” share underlying such Company Option, which is the quotient obtained by dividing (A) the product of (x) the excess of the Cash Equivalent Consideration (as defined in the Merger Agreement) over the per share exercise price of such Company Option multiplied by (y) the number of shares subject to such Company Option by (B) the Cash Equivalent Consideration (as defined in the Merger Agreement); and

(v) each outstanding warrant to purchase Company Common Stock expired.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger, at the Effective Time, the Company became a wholly-owned subsidiary of BIOX.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, all of the directors and officers of the Company prior to the Effective Time ceased to be directors or officers of the Company effective as of the Effective Time.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time: (1) the Company’s Fourth Amended and Restated Certificate of Incorporation was amended and restated in accordance with the Merger Agreement, in connection with which the Company’s name was changed from Marrone Bio Innovations, Inc. to Pro Farm Group, Inc.; and (2) the bylaws of Merger Sub in effect immediately prior to the Effective Time became the bylaws of the Company.

A copy of the Fifth Amended and Restated Certificate of Incorporation of Pro Farm Group, Inc. is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and a copy of the Amended and Restated Bylaws of Pro Farm Group, Inc. is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 16, 2022, by and among Bioceres Crop Solutions Corp., BCS Merger Sub, Inc., and Marrone Bio Innovations, Inc. (incorporated by reference to Exhibit 2.1 to Marrone Bio Innovations’ Current Report on Form 8-K filed on March 16, 2022).
3.1	Fifth Amended and Restated Certificate of Incorporation of Pro Farm Group, Inc.
3.2	Amended and Restated Bylaws of Pro Farm Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO FARM GROUP, INC.

Dated: July 12, 2022	By:	/s/ Federico Trucco
Federico Trucco
Chief Executive Officer